Exhibit (e)(1)(c)

(e)(1)(c) Underwriting Agreement - Amended Schedule I dated March 1, 2010

AMENDED SCHEDULE I
UNDERWRITING AGREEMENT

          The following series and classes of shares are offered effective as of March 1, 2010:

Transamerica AEGON High Yield Bond	Transamerica AllianceBernstein International Value	Transamerica Asset Allocation – Conservative Portfolio

Class A	Class I2	Class A
Class B		Class B
Class C		Class C
Class I		Class I
Class I2		Class R
Class P

Transamerica Asset Allocation – Growth Portfolio	Transamerica Asset Allocation – Moderate Growth Portfolio	Transamerica Asset Allocation – Moderate Portfolio

Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I
Class R	Class R	Class R

Transamerica Balanced	Transamerica BlackRock Global Allocation	Transamerica BlackRock Large Cap Value

Class A	Class I2	Class I2
Class B
Class C
Class I
Class I2
Class P

Transamerica BlackRock Natural Resources	Transamerica BNY Mellon Market Neutral Strategy	Transamerica Clarion Global Real Estate Securities

Class I2	Class I2	Class I2

Transamerica Diversified Equity	Transamerica Equity	Transamerica Federated Market Opportunity

Class A	Class A	Class I2
Class B	Class B
Class C	Class C
Class I	Class I
Class I2	Class I2
Class P	Class P
Class T

Transamerica First Quadrant Global Macro	Transamerica Flexible Income	Transamerica Focus

Class I2	Class A	Class A
	Class B	Class B
	Class C	Class C
	Class I	Class I
	Class I2	Class I2
Class P

Transamerica Growth Opportunities	Transamerica Jennison Growth	Transamerica JPMorgan Core Bond

Class A	Class I2	Class I2
Class B
Class C
Class I
Class I2
Class P

Transamerica JPMorgan International Bond	Transamerica JPMorgan Mid Cap Value	Transamerica Loomis Sayles Bond

Class I2	Class I2	Class I2

Transamerica MFS International Equity	Transamerica Money Market	Transamerica Multi-Manager Alternative Strategies Portfolio

Class I2	Class A	Class A
	Class B	Class C
	Class C	Class I
Class I
Class I2
Class P

Transamerica Multi-Manager International Portfolio	Transamerica Neuberger Berman International	Transamerica Oppenheimer Developing Markets

Class A	Class I2	Class I2
Class B
Class C
Class I

Transamerica Oppenheimer Small- & Mid-Cap Value	Transamerica PIMCO Real Return TIPS	Transamerica PIMCO Total Return

Class I2	Class I2	Class I2

Transamerica Schroders International Small Cap	Transamerica Short-Term Bond	Transamerica Small/Mid Cap Value

Class I2	Class A	Class A
	Class C	Class B
	Class I	Class C
	Class I2	Class I
Class I2

Transamerica Third Avenue Value	Transamerica Thornburg International Value	Transamerica UBS Large Cap Value

Class I2	Class I2	Class I2

Transamerica Van Kampen Emerging Markets Debt	Transamerica Van Kampen Mid- Cap Growth	Transamerica Van Kampen Small Company Growth

Class I2	Class I2	Class I2

Transamerica WMC Emerging Markets

Class I2